EX-99.906CERT 3 dex99906cert.htm CERTIFICATIONS PURSUANT TO SECTION 906

Certification Filed as Exhibit 12(b) to Form N-CSR

CERTIFICATION

I, David R. Odenath, president and director of Legg Mason Investment Trust, Inc. – Legg Mason Capital Management Opportunity Trust, a Maryland corporation (the “Corporation”), certify that, to my knowledge:

1. The Corporation’s periodic report on Form N-CSR for the period-end December 31, 2009, fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in such Form N-CSR fairly presents, in all material aspects, the financial condition and results of operations of the Corporation.

/s/ David R. Odenath	March 3, 2010
David R. Odenath	Date
President and Director

Certification Filed as Exhibit 12(b) to Form N-CSR

CERTIFICATION

I, Kaprel Ozsolak, chief financial officer and treasurer of Legg Mason Investment Trust, Inc. – Legg Mason Capital Management Opportunity Trust, a Maryland corporation (the “Corporation”), certify that, to my knowledge:

1. The Corporation’s periodic report on Form N-CSR for the period-end December 31, 2009, fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in such Form N-CSR fairly presents, in all material aspects, the financial condition and results of operations of the Corporation.

/s/ Kaprel Ozsolak	March 3, 2010
Kaprel Ozsolak	Date
Chief Financial Officer and Treasurer